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                                                                    EXHIBIT 7(j)

                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT, dated as of October 19, 2001 (the "Agreement"), by and between IDT Corporation, a Delaware corporation (the "Company"), and LMC Animal Planet, Inc., a Colorado corporation ("LMC").

         WHEREAS, AT&T Corp., a New York corporation ("AT&T"), acquired shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock"), pursuant to the Option Agreement, dated as of March 3, 2000, between the Company and AT&T, as amended by the Amendment to Option Agreement, dated as of April 5, 2000 (the "Option Agreement");

         WHEREAS, as a condition to the sale under the Option Agreement, AT&T agreed to be bound by certain restrictions on transfer of the Class B Common Stock of the Company, all as set forth in the Lock-Up and Registration Rights Agreement, dated as of March 20, 2001, by and between the Company and AT&T (the "Lock-Up and Registration Rights Agreement");

         WHEREAS, pursuant to the terms of the Exchange Agreement dated as of October 19, 2001, by and among Liberty Media Corporation, a Delaware corporation, LMC, AT&T and Itel Tech, LLC, a Delaware limited liability company (the "Exchange Agreement"), LMC desires to purchase from AT&T 2,721,089 shares of Class B Common Stock of the Company owned by AT&T (the "Shares"); and

         WHEREAS, the parties wish to adopt certain terms of the Lock-Up and Registration Rights Agreement regarding restrictions on the transferability of the Shares.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, LMC and the Company agree as follows:

         1. Notwithstanding Section 2.10 of the Lock-Up and Registration Rights Agreement, the Company hereby acknowledges and agrees that AT&T may transfer the Shares to LMC pursuant to the terms of the Exchange Agreement, and the Company hereby consents to such transfer of the Shares pursuant to the terms of the Exchange Agreement. For purposes of this Section 1 only, AT&T shall be a third party beneficiary. For the avoidance of any doubt, all other shares of Class B Common Stock owned by AT&T will remain subject to the transfer restrictions contained in the Lock-Up and Registration Rights Agreement. The parties hereby acknowledge that the Closing Date referred to in the Lock-Up and Registration Rights Agreement was March 20, 2001.

         2. LMC hereby acknowledges and agrees to abide by, be subject to, the restrictions set forth in Section 2.10 of the Lock-Up and Registration Rights Agreement relating to the Investor (as such term is defined in the Lock-Up and Registration Rights Agreement), other than clause (ii) of such
Section 2.10. LMC further acknowledges and agrees that the Shares will be subject to the terms and restrictions of such Section 2.10 of the Lock-Up and Registration Rights


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Agreement, and that the Company will have the right to enforce such terms and restrictions against LMC.

         3. LMC hereby represents, warrants and acknowledges to the Company as follows:

                  3.1 LMC is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), that such offer and sale are intended to be exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission (the "SEC") that the Shares cannot be offered, sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. LMC is also aware that sales or transfers of the Shares are further restricted by state securities laws and the provisions of the Lock-Up and Registration Rights Agreement and understands and agrees that the certificates for the Shares will bear appropriate legends restricting their transfer pursuant to applicable laws and the Lock-up and Registration Rights Agreement. Such legend shall be substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS UNLESS SUCH TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED PURSUANT TO RULE 144 UNDER THE ACT OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED AND ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN A LOCK-UP AND REGISTRATION RIGHTS AGREEMENT, DATED MARCH 20, 2000, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY."

                  3.2 LMC understands that there is no established market for the Shares;

                  3.3 LMC is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act as presently in effect and is acquiring the Shares for its own account, or for the account of another "accredited investor" who is an affiliate of LMC and who can make all of the representations contained herein, for investment purposes only and not with a view to the resale or distribution thereof;

                  3.4 LMC has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Shares, except in accordance with applicable federal and state securities laws and the provisions of the Lock-up and Registration Rights Agreement as long as such document remains in effect;



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                  3.5      LMC has such knowledge and experience in financial,
business and tax matters that LMC is capable of evaluating the merits and risks relating to LMC's investment in the Shares and making an investment decision with respect to the Company;

                  3.6 LMC has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Shares;

                  3.7 Neither LMC nor any of its affiliates has engaged in any activity that would be deemed a "general solicitation", with respect to the Shares, under the provisions of Regulation D;

                  3.8 LMC has such knowledge and experience in financial or business matters that it can, and it has, adequately analyzed the risks of an investment in the Shares and it has determined the Shares are a suitable investment for LMC and that LMC is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company; and

                  3.9 LMC is aware that there are substantial risks incident to an investment in the Shares.

         4. No party may assign its rights or obligations under this Agreement without the prior written consent of each other party hereto. Any such purported assignment made without such prior written consent shall be null and void. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

         5. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or three business days after deposit with the U.S. mail, return-receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt.

         A communication, demand or notice given pursuant to this section 6 shall be addressed:

         If to the Company, at:

                  IDT Corporation
                  520 Broad Street
                  Newark, New Jersey 07102
                  Attn: General Counsel
                  Fax:  (973) 438-1503



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         with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York  10004
                  Attn:  John Evangelakos, Esq.
                  Fax: (212) 558-3588

         If to LMC:

                  LMC Animal Planet, Inc.
                  12300 Liberty Boulevard
                  Englewood, Colorado  80112
                  Attn:  President
                  Fax:  (720) 875-5401

                  Liberty Media Corporation
                  12300 Liberty Boulevard
                  Englewood, Colorado  80112
                  Attn:  General Counsel
                  Fax:  (720) 875-5401

         with a copy to:

                  Baker Botts L.L.P.
                  599 Lexington Avenue
                  New York, NY  10022
                  Attention:  Robert W. Murray, Esq.
                  Fax:  (212) 705-5125


         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions of such laws.

         7. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       IDT CORPORATION



                                       By: /s/ Motti Lichtenstein
                                           ----------------------------------
                                           Name:  Motti Lichtenstein
                                           Title: EVP



                                       LMC ANIMAL PLANET, INC.



                                       By: /s/ Charles Y. Tanabe
                                           ----------------------------------
                                           Name:  Charles Y. Tanabe
                                           Title: Senior Vice President



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